UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a press release today announcing that (i) the Company’s operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), Roland E. Casati (“Casati”), Richard H. Heise (“Heise”) and certain other parties entered into an Amended and Restated Tax Indemnity Agreement (the “Amended Tax Indemnity Agreement”) in connection with certain modifications to the ownership structure of Continental Towers (the ”Continental Transaction”), which among other things, reduced the estimated maximum liability of the Operating Partnership in the event of the consummation of a taxable transaction relating to Continental Towers, calculated at current tax rates, from approximately $53.2 million to $14.0 million, and (ii) on January 11, 2006, a wholly-owned subsidiary of the Operating Partnership, PGRT Equity LLC (“Prime Equity”), obtained a loan in the original principal amount of $58 million (the “Citicorp Loan”) from Citicorp USA Inc. (“Citicorp”).

In connection with the Continental Transaction, the Operating Partnership made a payment to Casati of $4.2 million and Casati released the Operating Partnership from all of its obligations under the Amended Tax Indemnity Agreement relating to Casati. The Operating Partnership also transferred its interest in the junior mortgage loan (the “Junior Loan”) encumbering Continental Towers to Prime Equity. In addition, the fee title ownership of Continental Towers was modified so that the property is now owned as tenants in common by (i) Continental Towers, L.L.C. (“64% Owner”), as a co-owner having an undivided 64% interest in the property, and (ii) Continental Towers I, L.P. (“36% Owner”), as a co-owner having an undivided 36% interest in the property. Mr. Heise now owns a 96.7429% limited partnership interest in the 36% Owner. The remaining ownership interests in 36% Owner and all of the ownership interests in 64% Owner are now owned by affiliates of Mr. Yochanan Danziger (the “CT General Partner”).

Because Prime Equity receives all of the economic benefits from Continental Towers through its ownership of the Junior Loan, we consolidate the operations of Continental Towers in our financial statements and account for it as an owned property. In addition, a subsidiary of Prime Equity continues to manage Continental Towers pursuant to a management agreement that has a term that expires on December 31, 2012 and cannot be terminated by the owners of Continental Towers prior to that date.

Under the Amended Tax Indemnity Agreement, the Operating Partnership continues, subject to certain exceptions and conditions contained therein, to indemnify Heise from federal and state income tax payable as a result of any taxable income or gain in his gross income which is caused by a sale, foreclosure or other disposition of Continental Towers or other action by the Operating Partnership or the CT General Partner prior to January 5, 2013. The amount of the potential tax indemnity to Heise under the Amended Tax Indemnity Agreement, including a gross-up for taxes on any such payment, is estimated to be approximately $14 million using current tax rates, which is an approximately $39.2 million reduction from the estimated maximum liability of $53.2 million to Casati and Heise prior to the execution of the Amended Tax Indemnity Agreement.

Under the Amended Tax Indemnity Agreement and the partnership agreement of the 36% Owner, Heise has limited consent rights with respect to transactions relating to Continental Towers which could result in taxable income or gain to Heise. Heise’s consent rights relate to the following actions: (1) sale or disposition of Continental Towers or any portion thereof; (2) refinance or repayment of debt relating to the Continental Towers; (3) amendments to the Junior Loan or the junior lender’s rights thereunder; and (4) any other action which results in or creates the risk of a “Tax Event” with respect to Heise; provided, however, that Heise cannot withhold his consent to any proposed transaction if (i) the Operating Partnership obtains a tax opinion from an independent law firm stating that the relevant transaction will not create a tax event, or (ii) the Operating Partnership obtains an opinion from an independent law firm stating that Heise has a “reasonable basis” for reporting the transaction without including any taxable income or gain and either (x) the Operating Partnership has a net worth of at least $100 million, or (y) the Operating Partnership deposits security in the amount of the potential tax payment which would be due Heise, grossed-up for any taxes which would be payable by Heise relating to such payment; or (iii) if the Operating Partnership cannot obtain the opinions specified in (i) or (ii) above, the Operating Partnership pays the amount of the tax, on a grossed-up basis, to Heise. In the event the net worth of the Operating Partnership falls below $50 million, then Mr. Heise has the right to acquire the general partnership interest in the 36% Owner for a price of $1,000.

The Operating Partnership can be released from its obligations under the Amended Tax Indemnity Agreement in the event of the transfer of Prime Equity’s interest in the Junior Loan to a third-party transferee provided that such transferee or an affiliate assumes the Operating Partnership’s obligations under the Amended Tax Indemnity Agreement and has a net worth in accordance with generally accepted accounting principles of not less than $100 million.

In addition, the Operating Partnership, Heise and CT General Partner agreed in the Amended Tax Indemnity Agreement to cooperate in good faith with each other if the parties agree, in connection with a specific replacement property, that 36% Owner effect an exchange of its tenancy-in-common interest in Continental Towers in a transaction pursuant to which no gain is recognized by 36% Owner or Heise under Section 1031 of the U.S. Internal Revenue Code of 1986, as amended; provided that the replacement property and the structure of the proposed transaction must be acceptable to the parties.

The Citicorp Loan to Prime Equity closed and funded on January 11, 2006. Simultaneously with the closing of the loan, the Operating Partnership transferred to Prime Equity (i) its interest in the Junior Loan encumbering Continental Towers, (ii) its 50% common membership interest in 77 West Wacker Drive, L.L.C., the owner of 77 West Wacker Drive, Chicago Illinois, (iii) its 100% membership interest in 280 Shuman Boulevard, L.L.C. (“280 Owner”) the owner of the property known as the Atrium located at 280 Shuman Boulevard in Naperville, Illinois, (iv) its 100% membership interest in 800 Jorie Blvd. Mezzanine, L.L.C. , the owner of a 49% membership interest in 800 Jorie Blvd, L.L.C., the owner of 800-810 Jorie Blvd., Oak Brook, Illinois, and (v) its 100% membership interest in Prime Group Management, L.L.C. (“Prime Management”), the manager of Continental Towers.

As security for the Citicorp Loan, among other things, (a) the Operating Partnership pledged all of its interests in Prime Equity, (b) Prime Equity pledged all of its interests in the Junior Loan, the membership interests referred to in clause (ii), (iv) and (v) above and its right to receive distributions from all of the property referred to in clauses (i) through (v) above, and (c) 280 Owner granted a mortgage to Citicorp on the Atrium property.

The Citicorp Loan is in the original principal amount of $58 million. The Citicorp Loan documents provide that if Prime Equity is unable to obtain, within 120 days following the closing of the loan, the necessary consents from the senior mortgage lender on the Company’s 180 N. LaSalle, Chicago Illinois property, and deliver to Citicorp a pledge and assignment of all of the membership interests in 180 N. LaSalle II, L.L.C., the subsidiary of the Company that owns the 180 N. LaSalle Street property (the “180 Pledge”), then Prime Equity must repay not less than $14.0 million of the loan to Citicorp. There can be no assurances that the consent of the 180 N. LaSalle Street senior lender can be obtained in a timely manner, or if it can be obtained, that the terms for obtaining such consent will be favorable to the Company.

Mr. David Lichtenstein, the principal of The Lightstone Group, the indirect parent of the Company, has guaranteed (i) the payment of 50% of the principal amount of the Citicorp Loan (reducing to 25% on the date that Prime Equity delivers to Citicorp the 180 Pledge or repays $14 million of the Citicorp Loan), (ii) the payment of all of the interest on the Citicorp Loan, and (iii) the payment of all operating expenses for Continental Towers, Atrium, 77 West Wacker Drive, Jorie Plaza and, if applicable, 180 N. LaSalle Street. In addition, Mr. Lichtenstein’s guaranty covers the full amount of the Citicorp Loan in the event of any fraud or misrepresentation in connection with the loan or in the event of any voluntary bankruptcy, assignment for the benefit of creditors or other similar action relating to Prime Equity, the Operating Partnership or certain other entities in connection with the Citicorp Loan.

The Citicorp Loan has a two (2) year term and payments of interest only are due monthly. It is pre-payable at any time. The loan bears interest as selected by Prime Equity at either the eurodollar rate (as defined in the loan documents) plus 4.25% per year or the Citicorp base rate (as defined in the loan documents) plus 1.5% per year. Simultaneously with the loan closing, Prime Equity acquired an interest rate cap that capped the eurodollar rate at 4.84%, resulting in a capped maximum interest rate of 9.09% per year.

In the event Prime Equity makes distributions to the Operating Partnership other than distributions from the proceeds of the Citicorp Loan, Prime Equity shall pay to Citicorp 20% of any such distributions and Citicorp may apply such payments to prepay the loan or hold them in reserve as cash collateral.

The Citicorp Loan has an origination fee of 1.0% ($580,000), and an exit fee of 1.0% ($580,000) if the loan is paid in full within one year of the closing date. Prime Equity was required to establish a $3.0 million leasing reserve account at the closing and is required to deposit an additional $250,000 per month into the account, to be used for tenant improvements costs and leasing commissions. In addition, Prime Equity is also required to maintain a minimum cash balance during the term of the loan, including amounts in the leasing reserve account, of at least $6 million.

Prime Equity is also required to maintain a minimum 1.10 debt service coverage ratio as defined in the loan documents. In addition, after the first anniversary of the Citicorp Loan, Prime Equity is required to maintain a loan-to-value ratio for certain of the collateral pledged as security for the loan of 80%, as defined in the loan documents.

ITEM 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

See the discussion in Item 1.01.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
10.1	Loan Agreement, dated January 10, 2006, between PGRT Equity LLC and Citicorp USA, Inc.
10.2	Guaranty, dated January 10, 2006, by David Lichtenstein in favor of Citicorp USA, Inc.
10.3	Promissory Note dated January 10, 2006 from PGRT Equity LLC in favor of Citicorp USA, Inc.
10.4	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated January 10, 2006, by 280 Shuman Blvd., L.L.C. to and for the benefit of Citicorp USA, Inc.
10.5	Amended and Restated Tax Indemnity Agreement dated January 10, 2006 among Prime Group Realty, L.P., Roland E. Casati, Richard A. Heise, CTA General Partner, LLC and Continental Towers, L.L.C.
10.6

Assumption, Consent and Modification Agreement dated January 10, 2006 among Chicago Title Land Trust Company, as trustee under Land Trust Numbers 40935 and 5602, Continental Towers Associates-I, L.P., Continental Towers, L.L.C., SunAmerica Life Insurance Company, Prime Group Realty, L.P. and Prime Group Management, LLC.

10.7

Assumption Agreement dated January 10, 2006 among Prime Group Realty, L.P. Chicago Title Land Trust Company, as trustee under Land Trust Numbers 40935 and 5602, Continental Towers Associates-I, L.P., Continental Towers, L.L.C., Richard A. Heise and Roland E. Casati.

10.8	Co-Ownership Agreement dated January 10, 2006 among Continental Towers Associates-I, L.P. and Continental Towers, L.L.C.
99.1	Press Release of Prime Group Realty Trust dated January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: January 18, 2006	By:/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Office

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EXHIBIT 99.1

PRIME GROUP REALTY TRUST ANNOUNCES

MODIFICATIONS TO CONTINENTAL TOWERS OWNERSHIP

STRUCTURE AND LOAN FROM CITICORP USA

Chicago, IL. January 18, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced that (i) on January 10, 2006, the Company’s operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), Roland E. Casati (“Casati”), Richard H. Heise (“Heise”) and certain other parties entered into an Amended and Restated Tax Indemnity Agreement (the “Amended Tax Indemnity Agreement”) in connection with certain modifications to the ownership structure of Continental Towers (the “Continental Transaction”), which among other things, reduced the estimated maximum liability of the Operating Partnership in the event of the consummation of a taxable transaction relating to Continental Towers, calculated at current tax rates, from approximately $53.2 million to $14.0 million, and (ii) on January 11, 2006, a wholly-owned subsidiary of the Operating Partnership, PGRT Equity LLC (“Prime Equity”), obtained a loan in the original principal amount of $58 million (the “Citicorp Loan”) from Citicorp USA Inc. (“Citicorp”).

In connection with the Continental Transaction, the Operating Partnership made a payment to Casati of $4.2 million and Casati released the Operating Partnership from all of its obligations under the Amended Tax Indemnity Agreement relating to Casati. The Operating Partnership also transferred its interest in the junior mortgage loan (the “Junior Loan”) encumbering Continental Towers to Prime Equity. In addition, the fee title ownership of Continental Towers was modified to among other things, remove Casati from the ownership structure of Continental Towers.

Because Prime Equity receives all of the economic benefits from Continental Towers through its ownership of the Junior Loan, the Company consolidates the operations of Continental Towers in our financial statements and accounts for it as an owned property. In addition, a subsidiary of Prime Equity continues to manage Continental Towers pursuant to a management agreement that has a term that expires on December 31, 2012 and cannot be terminated by the owners of Continental Towers prior to that date.

Under the Amended Tax Indemnity Agreement, the Operating Partnership continues, subject to certain exceptions and conditions contained therein, to indemnify Heise from federal and state income tax payable as a result of any taxable income or gain in his gross income which is caused by a sale, foreclosure or other disposition of Continental Towers or other action by the Operating Partnership prior to January 5, 2013. The amount of the potential tax indemnity to Heise under the Amended Tax Indemnity Agreement, including a gross-up for taxes on any such payment, is estimated to be approximately $14 million using current tax rates, which is an approximately $39.2 million reduction from the estimated maximum liability of $53.2 million to Casati and Heise prior to the execution of the Amended Tax Indemnity Agreement.

In addition, the Operating Partnership and Heise agreed in the Amended Tax Indemnity Agreement to cooperate in good faith with each other if the parties agree, in connection with a specific replacement property, to effect an exchange of Heise’s real estate interests in Continental Towers in a transaction pursuant to which no gain is recognized by Heise under Section 1031 of the U.S. Internal Revenue Code of 1986, as amended; provided that the replacement property and the structure of the proposed transaction must be acceptable to the parties.

The Citicorp Loan to Prime Equity closed and funded on January 11, 2006. Simultaneously with the closing of the loan, the Operating Partnership transferred to Prime Equity (i) its interest in the Junior Loan encumbering Continental Towers, (ii) its 50% common membership interest in 77 West Wacker Drive, L.L.C., the owner of 77 West Wacker Drive, Chicago Illinois, (iii) its 100% membership interest in 280 Shuman Boulevard, L.L.C. (“280 Owner”) the owner of the property known as the Atrium located at 280 Shuman Boulevard in Naperville, Illinois, (iv) its 100% membership interest in 800 Jorie Blvd. Mezzanine, L.L.C. , the owner of a 49% membership interest in 800 Jorie Blvd, L.L.C., the owner of 800-810 Jorie Blvd., Oak Brook, Illinois, and (v) its 100% membership interest in Prime Group Management, L.L.C. (“Prime Management”), the manager of Continental Towers.

As security for the Citicorp Loan, among other things, (a) the Operating Partnership pledged all of its interests in Prime Equity, (b) Prime Equity pledged all of its interests in the Junior Loan, the membership interests referred to in clause (ii), (iv) and (v) above and its right to receive distributions from all of the property referred to in clauses (i) through (v) above, and (c) 280 Owner granted a mortgage to Citicorp on the Atrium property.

The Citicorp Loan is in the original principal amount of $58 million. The Citicorp Loan documents provide that if Prime Equity is unable to obtain, within 120 days following the closing of the loan, the necessary consents from the senior mortgage lender on the Company’s 180 N. LaSalle, Chicago Illinois property, and deliver to Citicorp a pledge and assignment of all of the membership interests in 180 N. LaSalle II, L.L.C., the subsidiary of the Company that owns the 180 N. LaSalle Street property (the “180 Pledge”), then Prime Equity must repay not less than $14.0 million of the loan to Citicorp. There can be no assurances that the consent of the 180 N. LaSalle Street senior lender can be obtained in a timely manner, or if it can be obtained, that the terms for obtaining such consent will be favorable to the Company.

Mr. David Lichtenstein, the principal of The Lightstone Group, the indirect parent of the Company, has guaranteed (i) the payment of 50% of the principal amount of the Citicorp Loan (reducing to 25% on the date that Prime Equity delivers to Citicorp the 180 Pledge or repays $14 million of the Citicorp Loan), (ii) the payment of all of the interest on the Citicorp Loan, and (iii) the payment of all operating expenses for Continental Towers, Atrium, 77 West Wacker Drive, Jorie Plaza and, if applicable, 180 N. LaSalle Street.

The Citicorp Loan has a two (2) year term and payments of interest only are due monthly. It is pre-payable at any time. The loan bears interest as selected by Prime Equity at either the eurodollar rate (as defined in the loan documents) plus 4.25% per year or the Citicorp base rate (as defined in the loan documents) plus 1.5% per year. Simultaneously with the loan closing, Prime Equity acquired an interest rate cap that capped the eurodollar rate at 4.84%, resulting in a capped maximum interest rate of 9.09% per year.

In the event Prime Equity makes distributions to the Operating Partnership other than distributions from the proceeds of the Citicorp Loan, Prime Equity shall pay to Citicorp 20% of any such distributions and Citicorp may apply such payments to prepay the loan or hold them in reserve as cash collateral.

The Citicorp Loan has an origination fee of 1.0% ($580,000), and an exit fee of 1.0% ($580,000) if the loan is paid in full within one year of the closing date. Prime Equity was required to establish a $3.0 million leasing reserve account at the closing and is required to deposit an additional $250,000 per month into the account, to be used for tenant improvements costs and leasing commissions. In addition, Prime Equity is also required to maintain a minimum cash balance during the term of the loan, including amounts in the leasing reserve account, of at least $6 million.

Prime Equity is also required to maintain a minimum 1.10 debt service coverage ratio as defined in the loan documents. In addition, after the first anniversary of the Citicorp Loan, Prime Equity is required to maintain a loan-to-value ratio for certain of the collateral pledged as security for the loan of 80%, as defined in the loan documents.

Additional information regarding the foregoing matters can be found in the Company’s current Report on Form 8-K filed with the United States Securities and Exchange Commission on or about on the date of this press release. A copy of the Form 8-K can be found at the Company’s web site at www.pgrt.com.

Prime Group Realty Trust is a subsidiary of The Lightstone Group and its Series B Preferred Shares trade on The New York Stock Exchange.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.8 million net rentable square feet, one industrial property comprised of approximately 100,000 square feet, three joint venture interests in office properties totaling 2.5 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

Founded in 1988 and headquartered in Lakewood New Jersey, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 27 million square feet of space in 28 states and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 professionals and maintain regional offices in New York, Maryland, Illinois, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past two years.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Jeffrey A. Patterson

President and CEO

(312) 917-1300